THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIRD AMENDMENT (this “Amendment”), dated as of March 24, 2008, to the Amended and Restated Loan and Security Agreement, dated as of July 3, 2007, as amended by the First Amendment dated as of October 3, 2007 and by the Second Amendment dated as of January 25, 2008 (the “Loan Agreement”), by and among, on the one hand, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the "Lenders”), and WELLS FARGO FOOTHILL, INC. (“Foothill”), a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and, on the other hand, METALICO, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and collectively, jointly and severally, as the "Borrowers”).

WHEREAS, Borrowers have requested that Agent and the Lenders amend the Loan Agreement to, among other things, increase the Revolver Commitment from $63,000,000 to $78,000,000, and Agent and the Lenders have agreed to such amendment subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

2. Recitals. The third recital on the first page of the Loan Agreement is hereby amended by deleting the reference to “$63,000,000” from the fifth line thereof and inserting “$78,000,000” in lieu thereof.

3. Existing Defined Terms in the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

(a) The definition of the term “Guaranties” is hereby amended in its entirety to read as follows:

"'Guaranties’ means (i) those certain general continuing guaranties executed and delivered by Subsidiary Guarantors in favor of Agent and (ii) each general continuing guaranty, the form and substance of which is satisfactory to Agent, made by any other Guarantor in favor of Agent for the benefit of the Lender Group or otherwise guaranteeing all or any part of the Obligations.”

(b) The definition of the term “Maximum Revolver Amount” is hereby amended in its entirety to read as follows:

"'Maximum Revolver Amount’ means $78,000,000.”

(c) The definition of the term “Premium Amount” is hereby amended as follows:

The reference to “$63,000,000” from the second line thereof is hereby deleted and “$78,000,000” is inserted in lieu therefor.

(d) The definition of the term “Subsidiary Guarantors” is hereby amended in its entirety to read as follows:

"'Subsidiary Guarantors’ means General Smelting, Metalico Niles, Inc., an Ohio corporation, River Hills by the River, Inc., a Florida corporation and Metalico Gulfport Realty, Inc., a Mississippi corporation.’

4. Revolver Advances. Section 2.1(a)(y)(i) of the Loan Agreement is hereby amended by deleting the reference to “$25,000,000” and inserting “$30,000,000” in lieu thereof.

5. Collateral Reporting. Section 6.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

"Collateral Reporting. Provide Agent (and if so requested by Agent with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

Daily	(a) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) notice of all returns, disputes, or claims.

Monthly (not later than the 10th day of each month)	(c) a detailed calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts),
(d) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender,
(e) a summary aging, by vendor, of Borrowers’ accounts payable and any book overdraft,
(f) a calculation of Dilution for the prior month, and
(g) a listing of all Inventory located at third party contractors, together with the aggregate cost of such Inventory.

Monthly (not later than the 15th day of each month)	(h) Inventory reports specifying each Borrower’s cost and the wholesale market value of its Inventory, by category, with additional detail showing additions to and deletions from the Inventory,

Quarterly	(i) a detailed list of each Borrower’s customers, (j) a report regarding each Borrower’s accrued, but unpaid, ad valorem taxes,

Upon request by Agent	(k) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by
Borrowers, purchase orders and invoices, and
(l) such other reports as to the Collateral, or the financial condition of
Borrowers as Agent may request.

In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.”

6. Minimum EBITDA. Section 7.20(a)(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

"Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

$39,138,000	For the 12 month period ending March 31, 2008

$38,878,000	For the 12 month period ending June 30, 2008

$36,963,000	For the 12 month period ending September 30, 2008

$36,894,000	For the 12 month period ending December 31, 2008

Agent shall establish required minimum amounts for each 12-month period ending on the last day of each fiscal quarter after December 31, 2008 on such basis as Agent may determine in its Permitted Discretion, consistent with methods employed to establish minimum amounts for prior periods; provided, that if Agent and Borrowers cannot agree on such Projections, for purposes of this Section 7.20(a)(i), Borrowers’ projected EBITDA for such 12 month period shall not be less than $43,404,000.”

7. Capital Expenditures. Section 7.20(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

“Capital Expenditures. Make capital expenditures (i) in Fiscal Year 2007 in excess of $12,000,000 and (ii) in excess of $13,800,000 for any fiscal year after 2007 (subject to the last sentence of this Section 7.20(b)), plus for any fiscal year after 2007, so long as no Event of Default shall have occurred and be continuing, the Permitted Carry-Forward (as hereinafter defined). For purposes of this Section 7.20(b), “Permitted Carry-Forward” shall mean, for any fiscal year after 2007, an amount equal to the lesser of (x) $750,000 and (y) the amount (if any) by which the aggregate maximum amount of capital expenditures that Borrowers may make during the immediately preceding fiscal year pursuant to this Section 7.20(b) exceeded the actual amount of capital expenditures made by Borrowers during such fiscal year. The aggregate maximum amount of capital expenditures that Borrowers may make during fiscal years after 2007 shall not exceed the aggregate projected amount of Borrowers’ capital expenditures for each such fiscal year as set forth in the Projections delivered to Agent in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Agent; provided, that if Agent and Borrowers cannot agree on such Projections, for purposes of this Section 7.20(b), the aggregate projected amount of Borrowers’ capital expenditures for each such fiscal year shall not exceed the amounts set forth in clauses (i) and (ii) of this Section 7.20(b).”

8. Schedules. The schedules to the Loan Agreement are hereby amended by amending and restating Schedule C-1 in its entirety to read as set forth in Exhibit A hereto.

9. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Third Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to Agent and the Lenders pursuant hereto on or prior to the Third Amendment Effective Date shall be correct in all material respects on and as of the Third Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date), and no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms, unless any such Event of Default has previously been waived in accordance with Section 15 of the Loan Agreement.

(b) Amendment Fee. Borrowers shall have paid to Agent the fees set forth in the fee letter dated the date hereof (the “Third Amendment Fee Letter”).

(c) Delivery of Documents. Agent shall have received on or before the Third Amendment Effective Date the following, each in form and substance reasonably satisfactory to Agent and, unless indicated otherwise, dated the Third Amendment Effective Date:

(i) counterparts of this Amendment and the Third Amendment Fee Letter, duly executed by each Loan Party and each Lender;

(ii) a duly executed amendment to the Ableco Intercreditor Agreement and a duly executed amendment to the Ableco Loan Agreement, each in form and substance satisfactory to the Agent, to, among other things, permit the increase in the Revolver Commitment and the borrowings on account thereof;

(iii) a copy of the resolutions of each Loan Party, certified as of the Third Amendment Effective Date by an authorized officer thereof, authorizing the execution, delivery and performance by such Loan Party of this Amendment and the other Loan Documents to be executed and delivered pursuant hereto to which such Loan Party is a party, and the performance of the Loan Agreement, as amended;

(iv) a certificate of an authorized officer of each Loan Party certifying the names and true signatures of the representatives of such Loan Party authorized to sign this Amendment and the other documents to be executed and delivered by such Loan Party in connection herewith, together with evidence of the incumbency of such authorized officers;

(v) certificates of an authorized officer of each Loan Party certifying either that (A) attached thereto is a complete and correct copy of the Governing Documents of such Loan Party or (B) the Governing Documents of such Loan Party previously delivered to the Agent in connection with the closing of the Loan Agreement remain true and correct and in full force and effect without amendment as of the Third Amendment Effective Date;

(vi) an opinion of Arnold S. Graber, Esq., General Counsel to the Borrowers, , in form and substance reasonably satisfactory to Agent; and

(vii) such other agreements, instruments, approvals, opinions and other documents as Agent may reasonably request.

(d) ACC Texas Subordination Agreement. The Third Amendment Effective date shall have occurred prior to March 25, 2008.

(e) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory to Agent, and Agent shall have received all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as Agent may reasonably request.

10. Condition Subsequent. The obligations of the Lenders to continue to make Advances and maintain the Term Loans is subject to the fulfillment of each of the conditions subsequent set forth below (the failure by the Borrowers to so perform or cause to be performed constituting an Event of Default): within 15 days of the Third Amendment Effective Date, the Agent shall have received a certificate of the appropriate official(s) of the state of organization of each Borrower certifying as to the subsistence and good standing of, and the payment of taxes by, such Borrower in such states.

11. Representations and Warranties. Each Loan Party represents and warrants as follows:

(a) Except as previously disclosed in writing to Agent and the Lenders: (i) the representations and warranties made by such Loan Party herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to Agent on or prior to the Third Amendment Effective Date shall be correct and accurate on and as of the Third Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date); and (ii) no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Each of the Loan Parties (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby and each other Loan Document, and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing reasonably could be expected to cause a Material Adverse Change.

(c) The execution, delivery and performance by each Loan Party of this Amendment, and the performance by each such Loan Party of the Loan Agreement, as amended hereby and each other Loan Document, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party’s charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by such Loan Party of this Amendment, or for the performance of the Loan Agreement, as amended hereby.

(e) This Amendment, the Loan Agreement, as amended hereby, and each other Loan Document to which such Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by equitable principles or by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

12. Continued Effectiveness of the Loan Agreement.

(a) Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

(b) The Loan Parties hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

13. Costs and Expenses. Borrowers shall pay all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and charges of counsel to Agent) in connection with this Amendment.

14. Ratification. Each Guarantor by its execution of this Amendment hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (c) confirms and agrees that to the extent that any such Loan Document assigns or pledges to Agent, or grants to Agent a security interest in or lien on, any Collateral as security for the obligations of Borrowers from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of such Guarantor, whether now existing or hereafter arising.

15. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

METALICO, INC.,
a Delaware corporation
METALICO AKRON, INC.,
an Ohio corporation
METALICO AKRON REALTY, INC.,
an Ohio corporation
METALICO ALABAMA REALTY, INC.,
an Alabama corporation
METALICO ALUMINUM RECOVERY, INC.,
a New York corporation
METALICO BUFFALO, INC.,
a New York corporation
METALICO-COLLEGE GROVE, INC.,
a Tennessee corporation
METALICO-GRANITE CITY, INC.,
an Illinois corporation
METALICO NIAGARA, INC.,
a New York corporation
METALICO ROCHESTER, INC.,
a New York corporation
METALICO SYRACUSE, INC.,
a New York corporation
METALICO SYRACUSE REALTY, INC.,
a New York corporation
METALICO TRANSFER, INC.,
a New York corporation
METALICO TRANSFER REALTY, INC.,
a New York corporation
METALICO TRANSPORT, INC.,
a New York corporation
GULF COAST RECYCLING, INC.,
a Florida corporation

By:      /s/ Michael J. Drury

Name: Michael J. Drury Title: Authorized Representative

BORROWERS:

MAYCO INDUSTRIES, INC.,

an Alabama corporation
SANTA ROSA LEAD PRODUCTS, INC.,
a California corporation
TRANZACT CORPORATION,
a Delaware corporation
WEST COAST SHOT, INC.,
a Nevada corporation
ELIZABETH HAZEL LLC, an Ohio limited liability company
MELINDA HAZEL LLC, an Ohio limited liability company
TOTALCAT GROUP, INC., a Delaware corporation
FEDERAL AUTOCAT RECYCLING, LLC, a New Jersey limited liability company
HYPERCAT COATING LIMITED LIABILITY COMPANY, a New Jersey limited liability company
HYPERCAT DMG, L.L.C., a New Jersey limited liability company
AMERICAN CATCON, INC., a Texas Corporation

By:      /s/ Michael J. Drury

Name: Michael J. Drury Title: Authorized Representative

GUARANTORS:

METALICO NILES, INC.,

an Ohio corporation
RIVER HILLS BY THE RIVER, INC.,
a Florida corporation
GENERAL SMELTING & REFINING, INC., a Tennessee corporation
METALICO GULFPORT REALTY, INC., a Mississippi corporation

By:      /s/ Michael J. Drury

Name: Michael J. Drury Title: Authorized Representative

Accepted and agreed to as of
the date first above-written:
WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent
By:	/s/ Gary Forlenza

Name: Gary Forlenza Title: Vice President

LENDERS:
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Lender By:	/s/ Sanye Kim

Name:	Sanye Kim
Title:	Vice President
JPMORGAN CHASE BANK, N.A.,
as Lender
By:	/s/ Kim Nguyen___________________

Name: Kim Nguyen Title: Vice President

Exhibit A

Schedule C-1

Lenders and Lenders’ Commitments

	Revolver	Term Loan A	Term Loan B	Term Loan C	Total
Lender	Commitment	Commitment	Commitment	Commitment	Commitment

Wells Fargo Foothill, Inc.	$34,647,050.82	$3,764,706	$941,176	$5,647,058.82	$45,000,000

Wachovia Bank, National Association	$21,676,470.59	$2,117,647	$529,412	$3,176,470.59	$27,500,000

JPMorgan Chase Bank, N.A.	$21,676,470.59	$2,117,647	$529,412	$3,176,470.59	$27,500,000

Total	$78,000,000	$8,000,000	$2,000,000	$12,000,000	$100,000,000